SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

February 27, 2007

Date of Report (Date of earliest event reported)

WINDSTREAM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-32422	20-0792300
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4001 Rodney Parham Road, Little Rock, Arkansas	72212
(Address of principal executive offices)	(Zip Code)

(501) 748-7000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On February 27, 2007 (the “Closing Date”), Windstream Corporation (the “Company”) completed its previously announced offering of its 7% Senior Notes due 2019 (the “Notes”). As part of the closing, the Company entered into an Indenture dated as of the Closing Date (the “Indenture”) between the Company, certain subsidiaries of the Company, as guarantors (the “Guarantors”) and U.S. Bank National Association, as Trustee and a Registration Rights Agreement dated as of the Closing Date (the “Registration Rights Agreement”), among the Company, the Guarantors, and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the “Initial Purchaser”). Also on the Closing Date, the Company entered into an Amended and Restated Credit Agreement (the “Amended Credit Agreement”) among the Company, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, and Bank of America, N.A., Citibank, N.A. and Wachovia Bank, National Association as co-documentation agents, and J.P. Morgan Securities Inc., as sole bookrunner and lead arranger. The Amended Credit Agreement amends and restates the Company’s senior secured credit facilities to, among other things, (i) reduce the interest rate payable under Tranche B of the term loan portion of the facilities, (ii) modify the pre-payment provisions, (iii) modify certain covenants to permit the consummation of the previously announced split-off of the Company’s directory publishing business, and (iv) make other specified changes. The Indenture, the Registration Rights Agreement and the Amended Credit Agreement are discussed below.

Indenture

Pursuant to the Indenture, the Company issued and sold to the Initial Purchaser $500 million aggregate principal amount of the Notes. The terms of the Indenture provide that, among other things, the Notes are senior unsecured obligations of the Company and will rank equally with the Company’s unsecured unsubordinated debt, senior to any of the Company’s subordinated debt and effectively be subordinated to the Company’s secured debt to the extent of the assets securing such debt including all borrowings under the Amended Credit Agreement. The Company’s obligations under the Notes are jointly and severally guaranteed by all of the Company’s domestic subsidiaries that guarantee the borrowings under the Amended Credit Agreement.

Interest on the Notes accrues at a rate of 7% per annum. Interest on the Notes is payable semiannually in arrears on March 15 and September 15 of each year, commencing on September 15, 2007. The Company will make each interest payment to the holders of record of the Notes on the immediately preceding March 1 and September 1.

The Notes will not be redeemable at the Company’s option prior to March 15, 2012, except as set forth below. On or after March 15, 2012, the Company may redeem all or a portion of the Notes upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed in percentages of principal amount), plus accrued and unpaid interest and additional interest, if any, thereon to the applicable redemption date, if redeemed during the 12-month period commencing on March 15 of the years set forth below:

Period	Redemption Price
2012	103.500%
2013	102.333%
2014	101.167%
2015 and thereafter	100.000%

At any time prior to March 15, 2010, the Company may redeem up to 35% of the aggregate principal amount of the Notes at a redemption price of 107% of the principal amount thereof, plus accrued and unpaid interest and additional interest, if any, thereon to the redemption date, with the net cash proceeds from one or more equity offerings (as defined in the Indenture), provided that at least 65% of the aggregate principal amount of Notes remains outstanding immediately after the occurrence of each such redemption and each such redemption occurs within 90 days after the date of the closing of such related equity offering.

At any time prior to March 15, 2012, the Company may redeem all or part of the Notes upon not less than 30 nor more than 60 days’ prior notice at a redemption price equal to the sum of (i) 100% of the principal amount thereof, plus (ii) a make-whole premium as of the date of redemption, plus (iii) accrued and unpaid interest and additional interest, if any, thereon, to the date of redemption.

Repurchase upon Change of Control. Upon the occurrence of a change in control (as defined in the Indenture), each holder of the Notes may require the Company to repurchase all or a portion of the Notes in cash at a price equal to 101% of the aggregate principal amount of the Notes to be repurchased, plus accrued and unpaid interest, if any, thereon to the date of repurchase.

However, subject to certain exceptions, the Amended Credit Agreement limits the Company’s ability to repurchase the Notes prior to their maturity and also provides that certain changes of control with respect to the Company would constitute a default under the Amended Credit Agreement.

Other Covenants. The Indenture contains covenants that limit, among other things, the Company’s and certain of its subsidiaries’ ability to (1) incur additional debt and issue preferred stock, (2) make certain restricted payments, (3) consummate specified asset sales, (4) enter into transactions with affiliates, (5) create liens, (6) impose restrictions on the payment of dividends or make other distributions, (7) make certain investments, (8) merge or consolidate with another person, (9) make certain capital expenditures and (10) enter new lines of business. In addition, the financial covenants under the Indenture will require the Company to maintain a consolidated leverage ratio at 4.50 to 1.0 at the time of incurrence of additional indebtedness.

Events of Default. The Indenture provides for customary events of default (subject in certain cases to customary grace and cure periods), which include nonpayment, breach of covenants in the Indenture, payment defaults or acceleration of other indebtedness, a failure to pay certain judgments and certain events of bankruptcy and insolvency. Generally, if an event of default occurs, the Trustee or holders of at least 25% in principal amount of the then outstanding Notes may declare the principal of and accrued but unpaid interest, including additional interest, on all the Notes to be due and payable.

The foregoing description of the Indenture and the Notes is summary in nature and is qualified in its entirety by reference to the Indenture and Notes, copies of which are attached hereto as Exhibit 4.1 and 4.2, respectively, and are incorporated herein by reference.

Registration Rights Agreement

In connection with the offering of the Notes, the Company has agreed pursuant to the Registration Rights Agreement to file a registration statement (the “Exchange Offer Registration Statement”) with the Securities and Exchange Commission (the “SEC”) with respect to a registered offer (the “Registered Exchange Offer”) to exchange the Notes for new notes of the Company (the “Exchange Notes”) having terms substantially identical in all material respects to the Notes within 120 days of the Closing Date, and to use its commercially reasonable efforts to cause the Exchange Offer Registration Statement to be declared effective under the Securities Act of 1933, as amended (the “Securities Act”), within 180 days after the Closing Date. The Exchange Notes will generally be freely transferable under the Securities Act.

In addition, the Company has agreed under certain circumstances to file one or more shelf registration statements to cover resales of the Notes. In the event that (i) applicable interpretations of the staff of the SEC do not permit the Company to effect a Registered Exchange Offer, (ii) for any other reason the Registered Exchange Offer is not consummated within 210 days of the Closing Date, (iii) an Initial Purchaser notifies the Company following consummation of the Registered Exchange Offer that Notes held by such Initial Purchaser are not eligible to be exchanged for the Exchange Notes in the Registered Exchange Offer, or (iv) certain holders of the Notes are not permitted to participate in the Registered Exchange Offer or do not receive fully tradable Exchange Notes pursuant to the Registered Exchange Offer, the Company will, at its cost, (a) promptly file and use its commercially reasonable efforts to cause to become effective no later than 210 days after the Closing Date a shelf registration statement with the SEC covering resales of the Notes and (b) use its commercially reasonable efforts to keep the shelf registration statement continuously effective for a period of two years after its effective date (subject to certain exceptions).

If the Company fails to satisfy these obligations and its other obligations as set forth in the Registration Rights Agreement, the Company will be required to pay additional interest to the holders of the Notes. The Company agreed that if: (i) it does not file an Exchange Offer Registration Statement with respect to the Notes with the SEC on or prior to the 120th day following the Closing Date, (ii) the Exchange Offer Registration Statement is not declared effective on or prior to the 180th calendar day following the Closing Date, or (iii) the Exchange Offer is not consummated or a shelf registration statement is not declared effective, in each case on or prior to the 210th day following the Closing Date, (any event described in (i) through (iii) being referred to individually as a “Registration Default”), then the Company will pay additional cash interest on the Notes. The rate of the additional interest will be 0.25% per annum for the first 90-day period immediately following the occurrence of a Registration Default, and such rate will increase by an additional 0.25% per annum with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum additional interest rate of 1.0% per annum. The Company will pay such additional interest on regular interest payment dates. Such additional interest will be in addition to any other interest payable from time to time with respect to the Notes and the Exchange Notes.

The foregoing description of the Registration Rights Agreement is summary in nature and is qualified in its entirety by reference to the Registration Rights Agreement, a copy of which is attached hereto as Exhibit 4.3 and incorporated herein by reference.

Amended Credit Agreement

The Amended Credit Agreement provides for an aggregate amount of $2.4 billion in financing, consisting of a senior secured five-year revolving credit facility in a principal amount of $500 million (the “Revolver”) and a senior secured term loan facility in an aggregate amount of $1.9 billion which consists of sub-facilities in the following amounts: (i) Tranche A term loan facility — $500 million and (ii) Tranche B-1 term loan facility — $1.4 billion, which replaced the $1.9 billion Tranche B term loan facility under the Company’s previous credit agreement. The Revolver is available to pay for working capital and for general corporate purposes and up to $30 million will be available for letters of credit.

The material terms of the Amended Credit Agreement include the following:

Maturity and Amortization. The Tranche A term loans will mature on July 17, 2011 and the Tranche B-1 term loans will mature on July 17, 2013. The Tranche A term loans will be amortized quarterly according to the following schedule:

(i)	each quarter until, but excluding, September 30, 2007 — 0%;

(ii)	each quarter from September 30, 2007 until, but excluding, September 30, 2008 — 1.25%;

(iii)	each quarter from September 30, 2008 until, but excluding, September 30, 2009 — 2.50%;

(iv)	each quarter from September 30, 2009 until, but excluding, September 30, 2010 — 3.75%;

(v)	each quarter from September 30, 2010 until, but excluding, June 30, 2011— 5.00%; and

(vi)	at July 11, 2017 — 55.00%.

Subject to certain adjustments, the Tranche B-1 term loans will be amortized quarterly with 0.25% of the loans being payable quarterly in equal installments on the last day of each fiscal quarter ending on or after September 30, 2007 and prior to July 17, 2013.

Interest Rate and Fees. Outstanding borrowings under the Amended Credit Agreement will accrue interest at (i) the base rate plus a fixed margin of 0.25% in the case of the Revolver and the Tranche A term loan facility and 0.50% in the case of the Tranche B-1 term loan facility or (ii) in the case of a Eurodollar loan, LIBOR plus a fixed margin of 1.25% in the case of the Revolver and the Tranche A term loan facility and 1.50% in the case of the Tranche B-1 term loan facility. The Company will pay a commission on letters of credit issued under the Amended Credit Agreement at a rate equal to the LIBOR margin applicable to revolving loans.

The Company will pay certain fees with respect to the Amended Credit Agreement, including: (i) a commitment fee of 0.25% per annum (subject to step-downs based on the Company’s leverage ratio) on the average daily amount of the unused Revolver, (ii) fronting fees at a rate of 0.25% per annum on letters of credit issued under the Amended Credit Agreement and (iii) customary annual administration fees.

Mandatory Prepayments. Subject to certain conditions and exceptions, the Amended Credit Agreement will require the Company to prepay outstanding term loans in an amount equal to 100% of the net proceeds from dispositions of assets and casualty insurance condemnation awards and similar recoveries in each case which are not reinvested within 1 year.

Voluntary Prepayments. The Amended Credit Agreement will provide for voluntary commitment reductions and prepayments of loans, subject to certain conditions and restrictions.

Covenants. The Amended Credit Agreement contains affirmative and negative covenants that, among other things, limit or restrict the Company’s ability (as well as those of its subsidiaries) to create liens and encumbrances; incur debt; merge, dissolve, liquidate or consolidate; make acquisitions and investments; dispose of or transfer assets; pay dividends or make other payments in respect of its capital stock; amend material documents; change the nature of its business; make certain payments of debt; engage in certain transactions with affiliates; enter into sale/leaseback or hedging transactions; and make capital expenditures.

In addition, the financial covenants under the Amended Credit Agreement will require the Company to maintain certain ratios, including a minimum interest coverage ratio of 2.75 to 1.0 and a maximum leverage ratio of 4.50 to 1.0.

Guarantees and Collateral. The Company’s obligations under the Amended Credit Agreement will be guaranteed by all of its current and future domestic subsidiaries, except any subsidiaries with total assets of not more than $5,000,000 (subject to an aggregate limit for all such subsidiaries of $25,000,000) and any subsidiaries for which state regulatory approval was required for the merger of the Company’s predecessors or would be required for any guarantee, which include, without limitation, the Company’s regulated subsidiaries that operate in Florida, Georgia, Kentucky, Mississippi, Missouri, Nebraska, New York, North Carolina, Ohio and Pennsylvania as well as Windstream Communications, Inc., which holds certain of the Company’s long distance and CLEC licenses. In addition, the Company’s obligations will be guaranteed by any other subsidiaries that guarantee the Company’s other debt obligations of any loan party under the Amended Credit Agreement. Each guarantee will be secured by substantially all of the tangible and intangible personal property assets of the applicable guarantor.

Events of Default. The Amended Credit Agreement will contain customary events of default such as non-payment of obligations under the Amended Credit Agreement, violation of affirmative and negative covenants, material inaccuracy of representations, defaults under other material debt, bankruptcy, ERISA and judgment defaults, loss of material regulatory licenses, change of control and loss of lien perfection or priority or unenforceability of guarantees.

The foregoing description of the Amended Credit Agreement is summary in nature and is qualified in its entirety by reference to the Amended Credit Agreement, a copy of which is attached hereto as Exhibit 10.1, and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Form 8-K concerning the Indenture is hereby incorporated into this Item 2.03.

The information provided in Item 1.01 of this Form 8-K concerning the Amended Credit Agreement is hereby incorporated into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description

4.1	Indenture dated as of February 27, 2007, among Windstream Corporation, certain subsidiaries of Windstream Corporation as guarantors thereto and U.S. Bank National Association

4.2	Form of 7% Senior Note due 2019 (included in Exhibit 4.1)

4.3	Registration Rights Agreement dated February 27, 2007 among Windstream Corporation, certain subsidiaries of Windstream Corporation as guarantors thereto and Merrill Lynch, Pierce, Fenner & Smith Incorporated

10.1	Amended and Restated Credit Agreement dated February 27, 2007 among Windstream Corporation, certain lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent and Collateral Agent, Bank of America, N.A., Citibank, N.A., and Wachovia Bank, National Association as Co-Documentation Agents, and J.P. Morgan Securities Inc. as Sole Bookrunner and Lead Arranger

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 1, 2007

WINDSTREAM CORPORATION

By:	/s/ John P. Fletcher
Name:	John P. Fletcher
Title:	Executive Vice President and General Counsel

Exhibit List

4.1	Indenture dated as of February 27, 2007, among Windstream Corporation, certain subsidiaries of Windstream Corporation as guarantors thereto and U.S. Bank National Association

4.2	Form of 7% Senior Note due 2019 (included in Exhibit 4.1)

4.3	Registration Rights Agreement dated February 27, 2007 among Windstream Corporation, certain subsidiaries of Windstream Corporation as guarantors thereto and Merrill Lynch, Pierce, Fenner & Smith Incorporated

10.1	Amended and Restated Credit Agreement dated February 27, 2007 among Windstream Corporation, certain lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent and Collateral Agent, Bank of America, N.A., Citibank, N.A., and Wachovia Bank, National Association as Co-Documentation Agents, and J.P. Morgan Securities Inc. as Sole Bookrunner and Lead Arranger